                                OGE ENERGY CORP.

                                       AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                 AS RIGHTS AGENT














                       ----------------------------------

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT


                             DATED OCTOBER 10, 2000

                                TABLE OF CONTENTS

Section 1.    Certain Definitions............................................................................2
Section 2.    Appointment of Rights Agent....................................................................7
Section 3.    Issuance of Right Certificates.................................................................8
Section 4.    Form of Right Certificates....................................................................10
Section 5.    Countersignature and Registration.............................................................12
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
              Destroyed, Lost or Stolen Right Certificates..................................................13
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.................................14
Section 8.    Cancellation and Destruction of Right Certificates............................................17
Section 9.    Reservation and Availability of Shares of Preferred Stock.....................................17
Section 10.   Preferred Stock Record Date...................................................................20
Section 11.   Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price..................20
Section 12.   Certification of Adjustments..................................................................37
Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........................37
Section 14.   Fractional Rights and Fractional Shares.......................................................44
Section 15.   Rights of Action..............................................................................45
Section 16.   Agreement of Right Holders....................................................................46
Section 17.   Right Certificate Holder Not Deemed a Shareowner..............................................47
Section 18.   Concerning the Rights Agent...................................................................48
Section 19.   Merger or Consolidation or Change of Name of Rights Agent.....................................49
Section 20.   Duties of Right Agent.........................................................................50
Section 21.   Change of Rights Agent........................................................................53
Section 22.   Issuance of New Right Certificate.............................................................55
Section 23.   Redemption....................................................................................56
Section 24.   Notice of Proposed Action.....................................................................57
Section 25.   Notices.......................................................................................59
Section 26.   Supplements and Amendments....................................................................60
Section 27.   Successors....................................................................................61
Section 28.   Exchange......................................................................................61
Section 29.   Benefits of this Rights Agreement.............................................................63
Section 30.   Oklahoma Contract.............................................................................64
Section 31.   Counterparts..................................................................................64
Section 32.   Descriptive Headings..........................................................................64
Section 33.   Severability..................................................................................64
Section 34.   Determination and Actions by the Board of Directors, etc......................................64

Exhibit A - Article XII of Restated Certificate of Incorporation
Exhibit B - Form of Right Certificate
Exhibit C - Form of Summary of Amended and Restated Rights Agreement

                      AMENDED AND RESTATED RIGHTS AGREEMENT

         This Amended and Restated Rights Agreement (this "Rights Agreement" or this "Agreement"), dated October 10, 2000, between OGE ENERGY CORP., an Oklahoma corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), hereby amends and restates the Rights Agreement dated August 7, 1995 between the Company and The Liberty Bank and Trust Company of Oklahoma City, N.A., as amended (the "Original Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company on August 7, 1995:
(i) authorized and declared a dividend distribution of one right (a "Right") for each share of the common stock, par value $.01 per share ("Common Stock"), of the Company outstanding as of the close of business on August 8, 1995 (the "Record Date"), and authorized the issuance of the Rights as of the Record Date, each Right representing the right to purchase one one-hundredth (1/100) of a share of Series A Preferred Stock, par value $.01 per share, of the Company having the voting powers, designation, preferences and relative rights described in Article XII of the Company's Restated Certificate of Incorporation set forth as Exhibit A hereto ("Preferred Stock") upon the terms and subject to the conditions hereinafter set forth, and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the Distribution Date (as defined herein);

         WHEREAS, as a result of the two-for-one stock split paid to the Company's shareowners on June 15, 1998, the number of Rights associated with each share of Common Stock was adjusted pursuant to Section 11(p) hereof, and each share of Common Stock is now accompanied by one-half of a Right and each share of Common Stock of the Company that shall become outstanding between the Record Date and the Distribution Date shall be entitled to one-half of a Right, subject to further adjustment as hereinafter provided;

         WHEREAS, the Board of Directors of the Company on July 19, 2000 determined it to be in the best interests of the Company and its shareowners to amend and restate the Original Agreement to extend its term for a period of ten years and to make certain other changes to the terms of the Original Agreement as set forth herein;

         WHEREAS, ChaseMellon Shareholder Services, L.L.C. has succeeded The Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities representing 20% or more of the Voting Power (other than as a result of a Permitted Offer) or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power; PROVIDED, HOWEVER, that the term "Acquiring Person" shall not include an Exempt Person.

         (b)      "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii) hereof.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

         (d) Except in the case of an underwriter acting in such capacity by agreement with the Company, a Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities which such Person would have a right to acquire on the exercise of Rights at any time prior to the occurrence of a Triggering Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any securities under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause
         (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company.

         (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any given date shall mean 5:00 P.M., Oklahoma City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, it shall mean 5:00 P.M., Oklahoma City time, on the next succeeding Business Day.

         (g) "Common Stock", when used with reference to the Company, shall mean the common stock (presently par value $.01 per share) of the Company. "Common Stock", when used with reference to any Person other than the Company, shall mean the capital stock with the greatest voting power or the equity securities or other equity interest having the power to control or direct the management of such Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person which ultimately controls such first-mentioned Person.

         (h) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (i)      "Company" shall have the meaning set forth in the preamble.

         (j)      "Current Market Price" shall have the meaning set forth in
Section 11(d) hereof.

         (k) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (l)      "Distribution Date" shall have the meaning set forth in
Section 3(a) hereof.

         (m) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

         (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (o)      "Exchange Ratio" shall have the meaning set forth in
Section 28(a) hereof.

         (p)      "Exempt Person" shall mean:

                  (i) Oklahoma Gas and Electric Company, the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, of any subsidiary of the Company or of Oklahoma Gas and Electric Company, or any Person or entity organized, appointed, established or holding Common Stock or other securities of the Company for or pursuant to the terms of any such plan; and

                  (ii) any Person who becomes an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock; PROVIDED, HOWEVER, that such Person shall not be an Exempt Person if, subsequent to such reduction, such Person shall become the Beneficial Owner of, or commence a tender or exchange offer for, any additional shares of Common Stock.

         (q)      "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

         (r)      "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

         (s)      "NYSE" shall mean the New York Stock Exchange.

         (t)      "Permitted Offer" shall have the meaning set forth in
Section 11(a)(ii) hereof.

         (u) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (v) "Preferred Stock" shall have the meaning set forth in the preamble.

         (w)      "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

         (x)      "Purchase Price" shall have the meaning set forth in
Section 7(b) hereof, except as otherwise provided in Section 11(a)(ii) and
Section 13(a) hereof.

         (y) "Record Date" shall have the meaning set forth in the preamble.

         (z)      "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

         (aa)     "Right" shall have the meaning set forth in the preamble.

         (bb) "Rights Agent" shall have the meaning set forth in the preamble.

         (cc)     "Right Certificate" shall have the meaning set forth in
Section 3(a) hereof

         (dd) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

         (ee)     "Section 13 Event" shall mean any event described in clause
(i), (ii) or (iii) of Section 13(a) hereof.

         (ff) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (gg) "Stock Acquisition Date" shall mean the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

         (hh)     "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

         (ii) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

         (jj)     "Summary of Rights" shall have the meaning set forth in
Section 3(b) hereof.

         (kk) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

         (ll)     "Triggering Event" shall mean any event described in
Section 11(a)(ii) or Section 13(a) hereof

         (mm) "Voting Power" shall mean the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.

         Any determination required by the definitions contained in this
Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent.

         Section 3.       ISSUANCE OF RIGHT CERTIFICATES.

         (a) Until the Close of Business on the earlier to occur of (i) the tenth day following the Stock Acquisition Date or (ii) the tenth day after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer, upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of Common Stock and/or other securities representing 20% or more of the Voting Power (irrespective of whether any shares are actually purchased pursuant to such offer) (the earliest of such dates, including any date that is after the date of this Agreement and prior to the Record Date, being referred to herein as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock and not by separate certificates, and (y) each Right (or portion thereof) will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock. As soon as practicable after the Distribution Date, the Company shall promptly notify the Rights Agent of the occurrence thereof and, if the Rights Agent is not then also the transfer agent and registrar for the Common Stock, provide the Rights Agent with the names and addresses of all record holders of the Common Stock, and the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate in substantially the form of Exhibit B hereto ("Right Certificate") evidencing one Right for each two shares of Common Stock so held, subject to adjustment as herein provided. In the event that a further adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Right Certificate, the Company may elect to make the necessary and appropriate rounding adjustments (in accordance with Section
14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As soon as practicable following the date hereof, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, substantially in the form attached hereto as Exhibit C ("Summary of Rights"), as may be amended from time to time to reflect amendments to the Rights Agreement, by postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the date hereof, at the address of such holder shown on the records of the Company.

         (c) With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by certificates for Common Stock registered in the names of the holders thereof, together with a copy of the Summary of Rights, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

         (d) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided for in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and certificates representing such shares of Common Stock issued after the date hereof shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between OGE Energy Corp. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, dated October 10, 2000, as may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of OGE Energy Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. OGE Energy Corp. will mail to the holder of record of this certificate a copy of the Rights Agreement, without charge, within five days after receipt of a written request therefor. Under certain circumstances, as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any purported subsequent holder of such Rights will become null and void.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the Distribution Date, be evidenced by such certificates alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

         Section 4.       FORM OF RIGHT CERTIFICATES.

         (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (provided that such marks, legends, summaries and endorsements do no affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates evidencing the Rights, whenever issued, shall be dated as of the Record Date, and on their face Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth (1/100) of a share of Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the Purchase Price.

         (b) Notwithstanding any other provisions of this Rights Agreement, any Right Certificate that represents Rights that may be or may have been at any time on or after the Distribution Date beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (or any purported transferee of such Rights) may have impressed on, printed on, written on or otherwise affixed to it the following legend:

                  The beneficial owner of the Rights represented by this Right Certificate may be an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificate beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby will be null and void.

         The provisions of this Rights Agreement shall be operative whether or not the foregoing legend is imprinted on any such Right Certificate. The Company shall give notice to the Rights

Agent promptly after it becomes aware of the existence of any Acquiring Person or any Associate or Affiliate thereof.

         Section 5.        COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be signed or signed by facsimile on behalf of the Company by the Chairman or President and the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, and shall have affixed thereto the Company's seal or a facsimile thereof. The Right Certificates shall be countersigned by the Rights Agent, manually, or where permitted, in facsimile, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates (either manually or by facsimile) shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates nevertheless may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued, hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Section 14(b) and the last three sentences of Section 11(a)(ii) hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates may be (i) transferred or
(ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office or offices of the Rights Agent designated for such purpose, with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in a form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his or her attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged, along with such other and further documentation as the Rights Agent or the Company may require, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

         (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
OF RIGHTS.

         (a) Subject to the last three sentences of Section 11(a)(ii) hereof or as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole at any time after the Distribution Date, or in part from time to time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the time (the "Expiration Date") which is the earlier of (i) the Close of Business on December 11, 2010 ("Final Expiration Date"), (ii) the action of the Board of Directors of the Company ordering the redemption of Rights pursuant to
Section 23 hereof or (iii) the action of the Board of Directors of the Company ordering the exchange of Rights pursuant to Section 28 hereof.

         (b) The purchase price for each one one-hundredth (1/100) of a share of Preferred Stock (the "Purchase Price") issuable pursuant to the exercise of a Right shall initially be one hundred and thirty dollars ($130.00) and, along with the number of shares of Preferred Stock or other securities or consideration to be acquired upon exercise of a Right, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

         (c) Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment of the Purchase Price or so much thereof as is necessary for the shares to be purchased and an amount equal to any applicable tax or governmental charge, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent, subject to Section 20(i) hereof, shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Stock certificates (or certificates representing other securities, as the case may be) for the number of shares of Preferred Stock (or other securities, as the case may be) so elected to be purchased, and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock or other securities issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock or other securities represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request,
(ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof and
(iii) promptly after receipt of such Preferred Stock certificates (or certificates representing other securities, as the case may be) or depositary receipts cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when necessary to comply with this Agreement, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) or Section 28 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. In addition, in the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights
Agreement and if less than all the Rights represented by such Right
Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this
Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.       RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED
STOCK.

         (a) The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, other securities) or shares of Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, other securities) held in its treasury, the number of shares of

Preferred Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights; PROVIDED, HOWEVER, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.

         (b) The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Preferred Stock (and following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be listed by the NYSE or any other securities exchanges, upon notice of issuance upon such exercise, and (ii) if then necessary to permit the offer and issuance of such shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities), register and qualify such shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause the related registration statement and qualifications to become effective as soon as possible after filing and keep such registration statement and qualifications effective until the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall give prompt written notice to the Rights Agent and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with notice thereof to the Rights Agent). Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock (and following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates of such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Preferred Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock (or other securities, as the case may be) to a Person other than such registered holder until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

         Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

         Section 11. ADJUSTMENTS TO NUMBER AND KIND OF SHARES, NUMBER OF RIGHTS OR PURCHASE PRICE. The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the Record Date (A) declare or pay any dividend on Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares,
         (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned, or would be deemed to have owned, upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event any Person at any time after the date of the Rights Agreement becomes an Acquiring Person, other than pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that at least a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, determines prior to the time such tender or exchange offer is made to be both adequate and otherwise in the best interests of the Company, its shareowners (other than the Acquiring Person or an Affiliate or Associate thereof on whose behalf the offer is being made), and any other constituency which may appropriately be considered (a "Permitted Offer"), or any Exempt Person who is the Beneficial Owner of Common Stock and/or other securities representing 20% or more of the Voting Power shall fail to continue to qualify as an Exempt Person (either of such events being herein referred to as a "Section
         11(a)(ii) Event"), then, subject to Section 23(a) hereof, and except as otherwise provided in this Section 11, each holder of a Right shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights
         Agreement and payment of the Purchase Price, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii)
         Event, and (y) dividing that product (such product, following such first occurrence, shall be referred to as the "Purchase Price" with respect to each Right for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"); PROVIDED that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, from and after the occurrence of a
         Section 11(a)(ii) Event, any Rights that are or were beneficially owned by (x) the Acquiring Person or any Associate or Affiliate of the Acquiring Person, (y) a transferee of such Acquiring Person or any Associate or Affiliate who became a transferee after the Acquiring Person became such or (z) a transferee of such Acquiring Person or any such Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be null and void without any further action and any purported holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable effort to ensure that the provisions of this Section 11(a)(ii) and of Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right
         Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof; no Right
         Certificate shall be issued at any time upon the transfer of any Rights to any Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph shall be cancelled.

                  (iii)  In the event that the number of shares of Common
         Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights shall become so exercisable, to the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right, upon exercise of such Right, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) other equity securities of the Company, including, without limitation, shares, or units of shares, of preferred stock irrespective of the voting rights associated with any units or shares of preferred stock, which the Board of Directors of the Company has deemed to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock Equivalents"), (2) debt securities of the Company, (3) other assets,
         (4) a reduction in the Purchase Price, (5) cash, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of the Stock Acquisition Date or the date on which the Company's right of redemption pursuant to
         Section 23(a) expires then, to the extent permitted by applicable law and any agreement in effect on the date hereof to which the Company is a party, the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) or Common Stock Equivalents and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price; PROVIDED, FURTHER, that, notwithstanding anything contained herein to the contrary, the Board of Directors may determine that the aggregate value of any cash, debt securities and other assets issued or distributed by the Company upon exercise of the Rights shall not exceed the amount of cash that the Company would be entitled to receive in payment of the Purchase Price upon exercise in full of the then exercisable Rights; and PROVIDED, HOWEVER, that the Company shall have the option, but not the obligation, to require actual payment of the Purchase Price upon exercise of a Right only to the extent that the Purchase Price exceeds the amount of cash that the holder of such Right would be entitled to receive from the Company pursuant to this Section 11(a)(iii). If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days, in order that the Company may seek shareowner approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to the last three sentences of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding and exercisable Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall give prompt written notice to the Rights Agent and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with notice thereof to the Rights Agent). For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Stock Acquisition Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

                  (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common or Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock, shares having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred
         Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash

         (other than an ordinary dividend), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the 10 consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event that the Current

         Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (x) any dividend or distribution on Common Stock (other than a regular quarterly cash dividend and other than the Rights) or (y) any subdivision, combination or reclassification of Common Stock, and the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification occurs prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share (or one one-hundredth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause
         (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 200 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date hereof) multiplied by the Current Market Price per share of the Common Stock and the "current market price" per one one-hundredth of a share of Preferred Stock shall be equal to twice the Current Market Price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock nor the Preferred stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Final Expiration Date.

         (f)  If as a result of an adjustment made pursuant to Section 11(a)(i),
Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in Section 11(a), (b), (c), (e), (g), (h), (i),
(j), (k), (m) and (p) hereof, and the provisions of Sections 7, 9, 10, 13 and
14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of fractional or whole shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of fractional or whole shares of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of fractional or whole shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of shares of Preferred Stock for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of fractional or whole shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall give prompt written notice to the Rights Agent and shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares or fraction of a share which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action, including using its best efforts to obtain any required shareowner approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and Common Stock Equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value, if any, of a share of Common Stock of the Company, shall be allocated as payment for each share of Common Stock of the Company so received.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the shares of Preferred Stock and/or other securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and/or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Preferred Stock and/or other securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareowners.

         (n) The Company covenants and agrees that it shall not at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company), (ii) merge with or into any other Person (other than a Subsidiary of the Company) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareowners of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. As a result of a two-for-one stock split paid to the Company's shareowners on June 15, 1999 and the adjustment made pursuant to this Section 11(p), one-half of a Right is currently associated with each share of Common Stock as of the date hereof.

         Section 12. CERTIFICATION OF ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and
(c) mail a brief summary thereof to each holder of record of a Right Certificate (or, if prior to the Distribution Date, to each holder of record of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully authorized and protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained, and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event that, at any time on or after the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the surviving or continuing corporation of such consolidation or merger or (ii) any Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property or (iii) the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (A) each holder of record of a Right (except as otherwise provided in the last three sentences of Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof and payment of the then current Purchase Price in accordance with the terms of this Rights Agreement, in lieu of Preferred Stock, such number of shares of validly issued, fully paid and nonassessable and freely tradable Common Stock of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event hereof has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-hundredths of a share of Preferred Stock for which a right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by 50% of the Current Market Price (determined as provided in Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); PROVIDED that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event all the obligations and duties of the Company pursuant to this Rights Agreement; (C) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a Section 13 Event; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he or she, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

         (b)      "Principal Party" shall mean

                  (i)      in the case of any transaction described in (i) or
         (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger and that survives said merger or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value, (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or
         (z) the Person resulting from the consolidation; and

                  (ii) in the case of any transaction described in (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

PROVIDED, HOWEVER, that in any such case described in the foregoing (b)(i) or
(b)(ii), if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and (1) such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, (2) if such Person is a Subsidiary, directly or indirectly, or more than one Person, the Common Stocks of two or more of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

                  (i) Prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date, and similarly comply with applicable state securities laws;

                  (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be listed by the NYSE or another national securities exchange;

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                  (iv) obtain waivers of any rights of the first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii) hereof, the Rights shall thereafter continue to be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive Section 13 Events.

         (d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its charter or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price (determined pursuant to Section 11(d) hereof) or par value per share or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction; provided, however, pursuant to Section 26 hereof, that the prior written consent of the Rights Agent must be obtained in connection with any such supplemental agreement that alters the rights, duties or obligations of the Rights Agent.

         (e)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 13(e), all Rights hereunder shall expire.

         Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be determined in the same manner as the Current Market Price of a share of stock shall be determined pursuant to Section 11(d) hereof.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (or other securities, as the case may be) upon exercise of the Rights or to distribute certificates which evidence fractional shares. Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares of Preferred Stock represented by such depositary receipts, and provided, further, that the Company shall promptly notify the Rights Agent of any such election pursuant to this Section 14(b). In lieu of issuing fractions of shares of Preferred Stock (or other securities, as the case may be), there may be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Preferred Stock (or other securities, as the case may be). For purposes of this Section 14(b), the then current market value of a share of Preferred Stock (or other securities, as the case may be) shall be the current market price thereof as determined pursuant to Section 11(d) hereof.

         (c) The holder of a Right by the acceptance of a Right expressly waives his or her right to receive any fractional Right or any fractional shares upon exercise of a Right. The Rights Agent shall have no duty or obligation with respect to this Section 14 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Section 28 and Section 20 hereof, are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, the holders of record of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, the holders of record of the Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other
Person to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and such other and further documentation as the Rights Agent may reasonably require;

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company, its directors, officers, employees and agents, nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREOWNER. No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareowner of the Company or any right to vote for the election of directors or upon any matter submitted to shareowners at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareowners, or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.  CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, acceptance, administration, execution and amendment of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction), or breach of this Rights Agreement on the part of the Rights Agent for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder, including, without limitation, the cost and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent.

         (b) The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with acceptance and administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Common Stock or Preferred Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper person or persons. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice.

         Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services' business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In the case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Right Agreement.

         Section 20. DUTIES OF RIGHT AGENT. The Rights Agent undertakes the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound.

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent , and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, the President, any

Vice President or the Treasurer and by the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction).

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificates (except its countersignature thereof); nor shall it have any liability for, nor be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it have any liability for, nor be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock (or other securities, as the case may be) will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from the Chairman, the President, any Vice President, the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with advice or instructions of any such officer. The Rights Agent may conclusively rely on the most recent advice or instructions given by any such officer.

         (h) The Rights Agent and any shareowner, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause I and/or 2 of such certificate, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company; provided however, that the Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted in connection with any such Right Certificate surrendered to the Rights Agent for exercise or transfer. The Company agrees to give the Rights Agent prompt written notice of any event or ownership that comes to the Company's attention that would prohibit the exercise or transfer of the Rights Certificates.

         (j) No provision of this Agreement shall require the Rights Agent to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

         (k) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, or willful misconduct in the selection and continued employment thereof.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of record of the Right Certificates by mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of record of the Right Certificates by mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of record of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to conduct shareholder services business and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or (b) an Affiliate controlled by a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATE. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company
(a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.       REDEMPTION.

         (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Close of Business on the tenth day following the Stock Acquisition Date (which date may be extended to the extent permitted by Section 26 hereof), (y) the Close of Business on the Final Expiration Date or (z) the date the Rights are exchanged pursuant to Section 28 hereof, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price," as defined in Section 11(d)(i) hereof, of the shares of Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption under this Section 23(a) has expired.

         (b) In the case of a redemption under Section 23(a), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within ten days after the action of the Board of Directors ordering any such redemption of the Rights, the

Company shall give notice of such redemption of the Rights to the Rights Agent, pursuant to Section 25, and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         In the case of a redemption permitted under Section 23(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

         Section 24.       NOTICE OF PROPOSED ACTION.

         (a) In case the Company, after the earlier of the Distribution Date or the Stock Acquisition Date, shall propose (i) to pay any dividend to the holders of record of its Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of its Preferred Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Preferred Stock options, warrants, or other rights to subscribe for or to purchase shares of Preferred Stock (including any security convertible into or exchangeable for Preferred Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Preferred Stock or Common Stock, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Preferred Stock or Common Stock, as the case may be, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         (b) In case any of the events referred to in Section 11(a)(ii) occur or any of the transactions referred to in Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to the Rights Agent and to each holder of Rights, in accordance with Section 25 hereof, notice of the occurrence of such event or proposal of such transaction as promptly as practicable which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii) or
Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to the Rights Agent and to each holder of Rights.

         Section 25. NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  OGE Energy Corp.
                  321 North Harvey
                  Oklahoma City, Oklahoma 73102
                  Attention: Treasurer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  ChaseMellon Shareholder Services, L.L.C.
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas  75201
                  Attention: Relationship Manager

                  with a copy to:

                  ChaseMellon Shareholder Services, L.L.C.
                  85 Challenger Road
                  Ridgefield Park, NJ  07660
                  Attention:  General Counsel

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

         Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of Rights or certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and, provided such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, rights or obligations hereunder without the prior written consent of the Rights
Agent,the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, unless such supplement or amendment is not made after the occurrence of a Triggering Event and such supplement or amendment does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring
Person). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Section 27. SUCCESSORS. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28.       EXCHANGE.

         (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of two shares of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), with all Affiliates and Associates of such Person, becomes the Beneficial
Owner of 50% or more of the Voting Power of the Company.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 28(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give the Rights Agent written notice of any such exchange and shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent, or if prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 28, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each two shares of Common Stock.

         (d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 28, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

         (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 28(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 28.

         Section 29. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the record holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         Section 30. OKLAHOMA CONTRACT. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Oklahoma and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely with such State.

         Section 31. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of provisions hereof.

         Section 33. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 34. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-

3(d)(l)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Right Certificate. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:                                                      OGE ENERGY CORP.

By:           /s/ Irma B. Elliot                             By:         /s/ Steven E. Moore
         --------------------------------------------                -------------------------------------------
         Name:  Irma B. Elliott                                      Name:  Steven E. Moore
         Title:  Vice President and Secretary                        Title:  Chairman of the Board, President
                                                                         and Chief Executive Officer



Attest:                                                      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By:           /s/ R. John Davis                              By:         /s/ Barbara J. Robbins
         --------------------------------------------                -------------------------------------------
         Name: R. John Davis                                         Name: Barbara J. Robbins
         Title: Vice President                                       Title: Vice President
                                                                         and Regional Manager

                                                                       EXHIBIT A


                             ARTICLE XII OF RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                OGE ENERGY CORP.


        Of the then allotted shares of Preferred Stock described in Article IV hereof, the Board of Directors on August 7, 1995, established a series of Preferred Stock in the amount and with the designation, voting powers, preferences and relative, participating, options or other special rights, and the qualifications, limitations or restrictions as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Preferred Stock" and the number of shares constituting such series shall be 1,250,000. Shares of Series A Preferred Stock shall have a par value of $.01 per share.

         Section 2.        DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the possible prior and superior rights of the holders of any shares of preferred stock of the Company ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose: (i) quarterly dividends payable in cash on January 20, April 20, July 20 and October 20 in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday, then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event that the Company shall at any time after August 7, 1995 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a share of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on shares of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and shall be cumulative on each outstanding share of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such share of Series A Preferred Stock, unless the date of issuance of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such share shall begin to accrue from the date of issuance of such share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         (D) Dividends payable on the Series A Preferred Stock for the initial dividend period and for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (C) If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends" on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company. Such right shall continue until there are no dividends in arrears upon the Series A Preferred Stock. Either or both of the two directors to be elected by the holders of the Series A Preferred Stock may be to fill a vacancy or vacancies created by an increase by the Board of Directors in the number of directors constituting the Board of Directors. Each director elected by the holders of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series A Preferred Stock voting together as a single class, at a meeting of the shareholders or of the holders of Preferred Stock called for the purpose. So long as a default in preference dividends on the Series A Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series A Preferred Stock voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon the Series A Preferred Stock shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series A Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. The provisions of this paragraph (C) shall govern the election of Directors by holders of Series A Preferred Stock during any default in preference dividends notwithstanding any provisions of the Company's Certificate of Incorporation to the contrary.

         (D) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        CERTAIN RESTRICTIONS.

         (A) Until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Company shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on shares of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Series A Preferred Stock and all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any junior stock, PROVIDED, HOWEVER, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any other junior stock;

         (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REQUIRED SHARES. Any shares of Series A Preferred Stock purchased or, otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Company creating a series of Preferred Stock or any similar shares or as otherwise required by law.

         Section 6.        LIQUIDATION. DISSOLUTION OR WINDING UP.

         (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distributions shall be made (i) to the holders of shares of junior stock unless the holders of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an amount per share equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on shares of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause
(i)(a) of this Sentence and to which the holders of shares of such parity stock are entitled, in each case, upon such liquidation, dissolution or winding up.

         (B) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Commons Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, each share of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. RANKING. The shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

         Section 10. AMENDMENT. The provisions of this Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. FRACTIONAL SHARES. The Series A Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

         Section 12. CERTAIN DEFINITIONS. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

         (A) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends, and (ii) as used in
Section 6, shall mean the Common Stock and any other class or series of capital stock of the Company over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company.

         (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Company hereafter authorized or issued ranking PARI PASSU with the Series A Preferred Stock as to dividends, and (ii) as used in Section 6, shall mean any class or series of stock of the Company ranking PARI PASSU with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

                                                                       EXHIBIT B


                           (Form of Right Certificate)

Certificate No. W-                                          _____ Rights

         NOT EXERCISABLE AFTER DECEMBER 11, 2010 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A PURPORTED TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID. [THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE MAY BE AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE (AS DEFINED IN THE RIGHTS AGREEMENT) OF AN ACQUIRING PERSON OR A SUBSEQUENT HOLDER OF SUCH RIGHT CERTIFICATE BENEFICIALLY OWNED BY SUCH PERSONS. ACCORDINGLY, UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BE NULL AND VOID.]


                                Right Certificate

                                OGE ENERGY CORP.


        This certifies that __________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated October 10, 2000 ("Rights Agreement") between OGE Energy Corp., an Oklahoma corporation ("Company"), and ChaseMellon Shareholder Services, L.L.C. ("Rights Agent"), to purchase from the Company prior to 5:00 P.M. (Oklahoma City time) on December 11, 2010, at the designated office of the Rights Agent, or its successors as Rights Agent, in Oklahoma City, Oklahoma, one one-hundredth of a fully paid and nonassessable share of Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company at a purchase price of $130.00, as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right

Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon the exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificate of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, the Right Certificate indicating the remaining Rights represented thereby or another Right Certificate or Right Certificates for the number of Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date (as such terms are defined in the Rights Agreement), or under certain other conditions as specified in the Rights Agreement.

         No fractional shares of Preferred Stock shall be required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, a cash payment will be made as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareowner of the Company or any right to vote for the election of directors or upon any matter submitted to shareowners at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareowners or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of _______________.

ATTEST:                                     OGE ENERGY CORP.


                                            By:
------------------------------------           ------------------------------
Secretary                                      Title:

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
Rights Agent


By
  ----------------------------------
    Authorized signature

                   (Form of Reverse Side of Right Certificate)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto _______________ _____ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      -------------------------



                                     ----------------------------------
                                                  Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated:
      ----------------------


                                     -----------------------------------
                                                  Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if registered holder desires to
                        exercise the Right Certificate.)

To:      OGE ENERGY CORP.

         The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such share(s) be issued in the name:

Please insert social security
or other identifying number


----------------------------------------------
       (Please print name and address)


----------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the remaining such rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


----------------------------------------------
       (Please print name and address)


----------------------------------------------

Dated:
      ------------------------



                            --------------------------------------------------
                            Signature
                            (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person, who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated:
      ----------------------

Signature

Signature Guaranteed:

                                                                       EXHIBIT C


                                OGE ENERGY CORP.

                             SUMMARY OF AMENDED AND
                            RESTATED RIGHTS AGREEMENT


         On August 7, 1995, the Board of Directors of OGE Energy Corp. (the "Company") declared a dividend of one Preferred Stock purchase right (a "Right" or "Rights") for each outstanding share of Common Stock, par value $.01 per share ("Common Stock"), of the Company, payable as of the close of business on August 8, 1995 (the "Record Date"), to shareowners of record as of such Record Date. As a result of the two-for-one stock split paid on June 15, 1998, each share is now accompanied by one-half of a Right, so that the total number of Rights attributable to the shares remains the same. The Board of Directors of the Company subsequently determined it to be in the best interests of the Company and its shareholders to amend and restate the Company's Rights Agreement to extend its term to December 11, 2010 and to change the Purchase Price to $130.00. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement dated October 10, 2000 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

TRADING AND DISTRIBUTION OF RIGHTS

         Initially, (i) the Rights will not be exercisable, (ii) certificates will not be sent to shareowners, (iii) the Rights will be evidenced by the Common Stock certificates, (iv) the Rights will automatically trade with the Common Stock, (v) the Rights will be transferred with and only with such Common Stock certificates, (vi) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (vii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights become exercisable on the "Distribution Date," which is the close of business on the earlier of:

         (i) the tenth day after a public announcement (or, if earlier, the date a majority of the Board of Directors of the Company becomes aware) that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other securities of the Company representing 20% or more of the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors ("Voting Power") (such person or group being called an "Acquiring Person" and such date of first public announcement being called the "Stock Acquisition Date"), or

         (ii) the tenth day after the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the ownership of 20% or more of the outstanding Voting Power (the earlier of the dates in clause (i) or (ii) being called the "Distribution Date").

         When the Rights initially become exercisable, each Right will entitle the holder of record to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company, at a price of $130.00 per one one-hundredth of a share (the "Purchase Price"), although the price and the securities to be purchased are subject to adjustment as described below.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

EXEMPT PERSONS

         Even if they have acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Voting Power of the Company, each of the following persons (an "Exempt Person") will not be deemed to be an Acquiring
Person: (i) Oklahoma Gas and Electric Company, the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, of any subsidiary of the Company or of Oklahoma Gas and Electric Company; and (ii) any person who becomes an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock, unless and until such person shall become the beneficial owner of, or make a tender offer for any additional shares of Common Stock.

EXERCISABILITY AND EXPIRATION

        THE HOLDERS OF THE RIGHTS ARE NOT REQUIRED TO TAKE ANY ACTION UNTIL THE RIGHTS BECOME EXERCISABLE. As stated above, the Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on December 11, 2010, unless earlier redeemed or exchanged by the Company as described below.

ADJUSTMENTS

         In order to protect the value of the Rights to the holders, the Purchase Price and the number of shares of Preferred Stock (or other securities or property) issuable upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Company's Common Stock or Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         These adjustments are called anti-dilution provisions and are intended to ensure that a holder of Rights will not be adversely affected by the occurrence of such events. With certain exceptions, the Company is not required to adjust the Purchase Price until cumulative adjustments require a change of at least 1% in the Purchase Price.

FLIP-IN EVENTS AND FLIP-OVER EVENTS

         In the event (i) any person (other than an Exempt Person) becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock that the independent directors determine prior to the time such offer is made to be fair to and otherwise in the best interest of the Company and its shareowners) or (ii) any Exempt Person who is the beneficial owner of 20% or more of the outstanding Voting Power of the Company fails to continue to qualify as an Exempt Person, then each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value at the time of the transaction equal to twice the Purchase Price. Rights are not exercisable following such event, however, until such time as the Rights are no longer redeemable by the Company as set forth below. Any Rights that are or were at any time, on or after the Distribution Date, beneficially owned by an Acquiring Person shall become null and void.

         For example, at a Purchase Price of $130 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $260 worth of Common Stock (or other consideration, as noted above) for $130. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase 13 shares of Common Stock for $130.

         Subject to certain limited exceptions, if (i) the Company is acquired after the Stock Acquisition Date in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or (ii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred after the Stock Acquisition Date in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

         To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then other securities of the Company, including units of shares of Preferred Stock with terms substantially comparable to those of the Common Stock, property, debt securities, or cash, in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price. The Company, however, shall not be required to issue any cash, property or debt securities upon exercise of the Rights to the extent their aggregate value would exceed the amount of cash the Company would otherwise be entitled to receive upon exercise in full of the then exercisable Rights.

         No fractional shares of Preferred Stock or Common Stock will be required to be issued upon exercise of the Rights and, in lieu thereof, a payment in cash may be made to the holder of such Rights equal to the same fraction of the current market value of a share of Preferred Stock or, if applicable, Common Stock.

REDEMPTION

         At any time until the earlier of (i) ten days after the Stock Acquisition Date (subject to extension by the Board of Directors) or (ii) the date the Rights are exchanged pursuant to the Rights Agreement, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

EXCHANGE OPTION

         At any time after any person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or part of the outstanding Rights (other than Rights held by the Acquiring Person and certain related parties) for shares of Common Stock at an exchange ratio of two shares of Common Stock per Right (subject to certain anti-dilution adjustments). The Board may not effect such an exchange, however, at any time any person or group owns 50% or more of the Voting Power of the Company. Immediately after the Board orders such an exchange, the right to exercise the Rights shall terminate and the holders of Rights shall thereafter only be entitled to receive shares of Common Stock at the applicable exchange ratio.

OTHER PROVISIONS

         Under presently existing federal income tax law, the issuance of the Rights is not taxable to the Company or to shareowners and will not change the way in which shareowners can presently trade the Company's shares of Common Stock. If the Rights should become exercisable, shareowners, depending on then existing circumstances, may recognize taxable income.

         The Rights Agreement may be amended by the Board of Directors of the Company. After the Distribution Date, however, the provisions of the Rights Agreement may be amended by the Board only to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or an affiliate or associate of an Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. In addition, no supplement or amendment may be made which changes the Redemption Price, the final expiration date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, unless at the time of such supplement or amendment there has been no occurrence of a Stock Acquisition Date and such supplement or amendment does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an associate or affiliate of an Acquiring Person).

         Until a Right is exercised, the holder, as such, will have no rights as a shareowner of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-K. A copy of the Rights Agreement is available free of charge from either the Rights Agent or the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description herein by reference.